Exhibit 1.1

EXECUTION VERSION

CVS HEALTH CORPORATION

$2,250,000,000 1.900% Senior Notes due 2018

$2,750,000,000 2.800% Senior Notes due 2020

$1,500,000,000 3.500% Senior Notes due 2022

$3,000,000,000 3.875% Senior Notes due 2025

$2,000,000,000 4.875% Senior Notes due 2035

$3,500,000,000 5.125% Senior Notes due 2045

Underwriting Agreement

July 13, 2015

BARCLAYS CAPITAL INC.

BNY MELLON CAPITAL MARKETS, LLC

J.P. MORGAN SECURITIES LLC

WELLS FARGO SECURITIES, LLC

As Representatives of the several Underwriters

named in Schedule I hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

CVS Health Corporation, a Delaware corporation (the “Company”), proposes to issue and sell $2,250,000,000 aggregate principal amount of its 1.900% Senior Notes due 2018 (the “2018 Notes”), $2,750,000,000 aggregate principal amount of its 2.800% Senior Notes due 2020 (the “2020 Notes”), $1,500,000,000 aggregate principal amount of its 3.500% Senior Notes due 2022 (the “2022 Notes”), $3,000,000,000 aggregate principal amount of its 3.875% Senior Notes due 2025 (the “2025 Notes”), $2,000,000,000 aggregate principal amount of its 4.875% Senior Notes due 2035 (the “2035 Notes”) and $3,500,000,000 aggregate principal amount of its 5.125% Senior Notes due 2045 (the “2045 Notes” and together with the 2018 Notes, the 2020 Notes, the 2022 Notes, the 2025 Notes and the 2035 Notes, the “Notes”) to the several underwriters named on Schedule I hereto (the “Underwriters”), for which Barclays Capital Inc., BNY Mellon Capital Markets, LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”). The Notes will (i) have terms and provisions which are summarized in the Disclosure Package as of the Applicable Time and the Prospectus dated as of the date hereof (each as defined in Section 1(a) hereof) and (ii) be issued pursuant to an Indenture dated as of August 15, 2006 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”). This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.

1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) A registration statement on Form S-3 in respect of the Notes (File No. 333-205156) (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Closing Date (as defined in Section 3 hereof) and (iii) became and is effective under the Securities Act. Copies of such registration statement and any amendment thereto (excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein) have been delivered by the Company to the Representatives; and no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission. For purposes of this Agreement, the following terms have the specified meanings:

“Applicable Time” means 5:30 p.m. (New York City time) on the date of this Agreement;

“Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Notes;

“Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule II hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

“Effective Date” means any date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations);

“Final Term Sheet” means the term sheet prepared pursuant to Section 4(a) of the Agreement and substantially in the form attached in Schedule III hereto;

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Notes, including the Final Term Sheet;

“Preliminary Prospectus” means any preliminary prospectus relating to the Notes, including the Base Prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters;

“Prospectus” means the final prospectus relating to the Notes, including the Base Prospectus and the final prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters; and

“Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus and the Prospectus, all exhibits to such registration statement and all documents incorporated by reference therein.

Any reference to the “most recent Preliminary Prospectus” will be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes of this Agreement, any documents incorporated by reference therein prior to or on the date of this Agreement). Any reference to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement will be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

(b) The Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus; and no proceeding for any such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been instituted or, to the Company’s knowledge, threatened by the Commission. The Commission has not issued any order directed to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, and no proceeding has been instituted or, to the Company’s knowledge, threatened by the Commission with respect to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(c) The Company has paid the required Commission filing fees relating to the Notes in accordance with the Rules and Regulations. The Company has complied and will comply with all Rules and Regulations with respect to the use of free writing prospectuses by an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) in connection with the offering of the Notes.

(d) The Registration Statement conformed on the Effective Date and conforms, and any amendment to the Registration Statement filed after the date hereof will conform, in all material respects, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conforms on the date hereof, and the Prospectus, and any amendment or supplement thereto, will conform as of its date and as of the Closing Date, in all material respects, to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the most recent Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the Rules and Regulations; and no such documents have been filed with the Commission since the close of business of the Commission on the Business Day immediately prior to the date hereof.

(e) The Registration Statement does not, as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(f) The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(g) The Prospectus, and any amendment or supplement thereto, will not, as of its date and on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(h) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the most recent Preliminary Prospectus and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, properties, results of operations or affairs of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(j) Each subsidiary of the Company that is material to the Company and its subsidiaries taken as a whole (collectively, the “Significant Subsidiaries”) is listed on Exhibit A hereto, together with its jurisdiction of organization and the beneficial ownership of the Company therein. Each Significant Subsidiary has been duly organized and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its formation, with corporate power and authority to own its properties and conduct its business as described in the most recent Preliminary Prospectus and the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock or membership interests of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or membership interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned, except to the extent set forth in Exhibit A hereto, free and clear of any mortgage, pledge, lien, security interest, claim, encumbrance or defect of any kind.

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) The Indenture has been duly authorized by the Company and, assuming due authorization by the Trustee, when duly executed and delivered by the Company and the Trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights and remedies generally and by general principles of equity and concepts of reasonableness (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Indenture conforms in all material respects to the description thereof contained in the most recent Preliminary Prospectus and the Prospectus.

(m) The Notes have been duly authorized by the Company, and when executed, authenticated and delivered and paid for as provided in this Agreement and the Indenture, the Notes will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights and remedies generally and by general principles of equity and concepts of reasonableness (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Notes conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(n) The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Notes will not require the consent, approval, authorization or order of, or filing with, any governmental agency or body or any court (except such as have been obtained or made and such as may be required under state securities laws).

(o) The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not conflict with or result in a breach or violation of any of the terms and provisions of, and do not and will not constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any material assets or properties of the Company or any of its subsidiaries under (A) the charter, by-laws or other organizational documents of the Company or any Significant Subsidiary, (B) any statute, any rule, regulation, order or decree of any governmental or regulatory agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their properties, assets or operations, or (C) any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties, assets or operations of the Company or any subsidiary is subject, except, in the case of clauses (B) and (C), for such breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

(p) The Company and its subsidiaries have good and marketable title to all real properties owned by them, in each case free and clear of any mortgage, pledge, lien, security interest, claim or other encumbrance or defect; the Company and its subsidiaries hold any leased real property under valid, subsisting and enforceable leases or subleases with no exceptions that would materially interfere with the use made or to be made thereof by them; neither the Company nor any of its subsidiaries is in material default under any such lease or sublease; and no material claim of any sort has been asserted by anyone adverse to the rights of the Company or any subsidiary under any such lease or sublease or affecting or questioning the right of such entity to the continued possession of the leased or subleased properties under any such lease or sublease, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(q) Except as described in the most recent Preliminary Prospectus and the Prospectus, the Company and its subsidiaries possess adequate certificates, authorizations, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except as would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit that, individually or in the aggregate, could have a Material Adverse Effect.

(r) The Company and each of its subsidiaries have filed all tax returns required to be filed, which returns are complete and correct in all material respects, and neither the Company nor any of its subsidiaries is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, in each case except as would not, individually or in the aggregate, have a Material Adverse Effect.

(s) Neither the filing of the Registration Statement, the most recent Preliminary Prospectus or the Prospectus nor the offer or sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company.

(t) Except as described in the most recent Preliminary Prospectus and the Prospectus (A) neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws, (B) neither the Company nor any of its subsidiaries is in violation of any applicable law, ordinance, administrative or governmental rule or regulation, or any order, decree or judgment of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries and (C) no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default, exists, or as a result of the consummation of the sale of the Notes will exist, under any indenture, mortgage, loan agreement, note, lease, permit, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of the properties, assets or operations of the Company or any such subsidiary is subject, except, in the case of clauses (B) and (C), for such violations and defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(u) Except as described in the most recent Preliminary Prospectus and the Prospectus, there are no pending actions, suits or proceedings against or, to the knowledge of the Company, affecting the Company, any of its subsidiaries or any of their respective properties, assets or operations that would have, individually or in the aggregate, a Material Adverse Effect, or could materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture or any other document governing the sale of the Notes; and no such actions, suits or proceedings are, to the knowledge of the Company, threatened.

(v) The financial statements, together with the related schedules, if any, and notes included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus, present fairly, in all material respects, the respective financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as disclosed therein. The other financial and statistical information set forth in the most recent Preliminary Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been, except as disclosed therein, compiled on a basis consistent with that of the financial statements included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the most recent Preliminary Prospectus and the Prospectus has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(w) Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Preliminary Prospectus and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole.

(x) There is no contract or document required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus which is not described or filed as required.

(y) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the most recent Preliminary Prospectus and the Prospectus, will not be required to register as, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(z) The Company and its Significant Subsidiaries maintain a system of internal accounting controls over financial reporting. The Company’s internal controls over financial reporting includes those policies and procedures that pertain to the Company’s ability to record, process, summarize and report a system of internal accounting controls and procedures to provide reasonable assurance, at an appropriate cost/benefit relationship, that the unauthorized acquisition, use or disposition of assets are prevented or timely detected and that transactions are authorized, recorded and reported properly to permit the preparation of financial statements in accordance with generally accepted accounting principles in the United States and receipts and expenditures are duly authorized. The Company’s internal controls over financial reporting were effective and provided such reasonable assurance for the preparation of financial statements as of December 31, 2014 and, to the best of the Company’s knowledge, there have been no changes in the Company’s internal controls over financial reporting subsequent to December 31, 2014.

(aa) The Company has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a–15(b) under the Exchange Act and management’s conclusions regarding the effectiveness of such disclosure controls and procedures were included in the Company’s annual report on Form 10–K for the fiscal year ended December 31, 2014.

(bb) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action (with respect to any agent or affiliate, while acting on behalf of the Company or any of its subsidiaries), directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the Company’s knowledge, its affiliates, have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(cc) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(dd) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the net proceeds from the sale of the Notes, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

For purposes of this Section 1, as well as for Section 6 hereof, references to “the most recent Preliminary Prospectus and the Prospectus” or “the Disclosure Package and the Prospectus” are to each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus as separate or stand-alone documentation (and not the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus.

2. Purchase of the Notes by the Underwriters. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price equal to 99.580% of the principal amount of the 2018 Notes, 99.326% of the principal amount of the 2020 Notes, 99.332% of the principal amount of the 2022 Notes, 98.344% of the principal amount of the 2025 Notes, 97.568% of the principal amount of the 2035 Notes and 98.760% of the principal amount of the 2045 Notes, in each case plus accrued interest, if any, from July 20, 2015 to the Closing Date, the respective principal amount of the Notes set forth opposite such Underwriter’s name in Schedule I hereto.

3. Delivery of and Payment for the Notes. Delivery of the Notes will be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, or at such place or places as mutually may be agreed upon by the Company and the Underwriters, at 9:00 A.M., New York City time, on July 20, 2015 or on such later date not more than seven Business Days after such date as may be determined by the Representatives and the Company (the “Closing Date”).

Delivery of the Notes will be made to the Representatives by or on behalf of the Company against payment of the purchase price therefor by wire transfer of immediately available funds. Delivery of the Notes will be made through the facilities of The Depository Trust Company unless the Representatives will otherwise instruct. Delivery of the Notes at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

4. Covenants of the Company. The Company covenants and agrees with each Underwriter that:

(a) The Company (i) will prepare the Prospectus in a form approved by the Representatives and file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by such Rule; (ii) will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act (except for filings of annual reports on Form 10-K and quarterly reports on Form 10-Q under the Exchange Act) before the termination of the offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Representatives after reasonable notice thereof (such consent not to be unreasonably withheld or delayed); (iii) will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus has been filed and will furnish the Representatives with copies thereof; (iv) will prepare the Final Term Sheet, substantially in the form of Schedule III hereto and approved by the Representatives and file the Final Term Sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period prescribed by such Rule; (v) will advise the Representatives promptly after it receives notice thereof, of the issuance by the Commission or any state or other regulatory body of any stop order or any order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceedings for any such purpose or pursuant to Section 8A of the Securities Act, of receipt by the Company from the Commission of any notice of objection to the use of the Registration

Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (vi) will use its reasonable best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or other such order is issued or any such notice of objection is received, to obtain as soon as possible the lifting or withdrawal thereof.

(b) The Company will furnish to each of the Underwriters and to counsel for the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), any Preliminary Prospectus, the Final Term Sheet and any other Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus), in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.

(c) During the period in which the Prospectus relating to the Notes (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions of this Agreement and by the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend the Registration Statement or amend or supplement the Prospectus or file any document to comply with the Securities Act, the Company will promptly notify the Representatives and will, subject to Section 4(a) hereof, amend the Registration Statement, or amend or supplement the Prospectus, as the case may be, or file any document (in each case, at the expense of the Company) so as to correct such statement or omission or to effect such compliance, and will furnish without charge to each Underwriter as many written and electronic copies of any such amendment or supplement as the Representatives may from time to time reasonably request. Neither the Representatives’ consent to nor their delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 of this Agreement.

(d) As soon as practicable, the Company will make generally available to its security holders and the Underwriters an earnings statement satisfying the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(e) The Company agrees, whether or not this Agreement becomes effective or is terminated or the sale of the Notes to the Underwriters is consummated, to pay all fees, expenses, costs and charges in connection with: (i) the preparation, printing, filing, registration, delivery and shipping of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto; (ii) the printing, producing, copying and delivering of this Agreement, the Indenture, closing documents (including any compilations thereof) and any other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering, purchase, sale and delivery of the Notes; (iii) the services of the Company’s independent registered public accounting firm; (iv) the services of the Company’s counsel; (v) the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 4(i) hereof; (vi) any rating of the Notes by rating agencies; (vii) the services of the Trustee and any agent of the Trustee (including the fees and disbursements of counsel for the Trustee); (viii) any “road show” or other investor presentations relating to the offering of the Notes (including, without limitation, for meetings and travel); and (ix) otherwise incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section 4(e). It is understood, however, that, except as provided in this Section 4(e) or Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of counsel to the Underwriters and any advertising expenses incurred in connection with the offering of the Notes. If the sale of the Notes provided for herein is not consummated by reason of acts of the Company or changes in circumstances of the Company pursuant to Section 9 of this Agreement which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters’ obligations hereunder is not fulfilled or if the Underwriters decline to purchase the Notes for any reason permitted under this Agreement (other than by reason of a default by any of the Underwriters pursuant to Section 8 or if the Underwriters terminate this Agreement under Section 9 of this Agreement upon the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(d)), the Company will reimburse the Underwriters for all reasonable out-of-pocket disbursements (including fees and expenses of counsel to the Underwriters) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Notes or in contemplation of the performance by them of their obligations hereunder.

(f) Until termination of the offering of the Notes, the Company will timely file all reports, documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(g) The Company will apply the net proceeds from the sale of the Notes as set forth in the most recent Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds.”

(h) [reserved]

(i) The Company will use reasonable best efforts to arrange for the qualification of the Notes and the determination of their eligibility for investment under the blue sky laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Notes by the Underwriters, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation in any such jurisdiction.

5. Free Writing Prospectuses.

(a) The Company represents and warrants to, and agrees with, each Underwriter that (i) the Company has not made, and will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives (which consent being deemed to have been given with respect to (A) the Final Term Sheet prepared and filed pursuant to Section 4(a) hereof and (B) any other Issuer Free Writing Prospectus identified on Schedule II hereto); (ii) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations; (iii) each Issuer Free Writing Prospectus will not, as of its issue date and through the time the Notes are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and (iv) each Issuer Free Writing Prospectus, when considered together with the information contained in the most recent Preliminary Prospectus, did not, as of the Applicable Time, does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Each Underwriter represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make any offer relating to the Notes that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed with the Commission, without the prior consent of the Company and the Representatives.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

6. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; all filings (including, without limitation, the Final Term Sheet) required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made within the time periods prescribed by such Rules, and no such filings will have been made without the consent of the Representatives (such consent not to be unreasonably withheld or delayed); no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Notes for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened pursuant to Section 8A of the Securities Act; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to the Representatives’ reasonable satisfaction.

(b) The Representatives shall have received a letter, dated the date of this Agreement, from Ernst & Young LLP (“E&Y”) addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder and to the effect that:

(i) in their opinion the financial statements and schedules, if any, examined by them and included or incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A)	at the date of the latest available balance sheet read by such accountants, and at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any decrease in stockholders’ equity or change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or total assets, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the most recent Preliminary Prospectus or the Prospectus; or

(B)	for the period from the closing date of the latest income statement included or incorporated by reference in the most recent Preliminary Prospectus or the Prospectus to the closing date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included or incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, in consolidated net sales, net operating income, the total or per share amounts of net earnings or in the ratio of earnings to fixed charges, or any increases or decreases, as the case may be, in other items specified by the Representatives;

(C)	except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the most recent Preliminary Prospectus or the Prospectus discloses have occurred or may occur or which are described in such letter;

(iii) the comparable financial information included or incorporated by reference in the most recent Preliminary Prospectus or the Prospectus gives effect to assumptions made on a reasonable basis and presents fairly the historical and proposed transactions contemplated hereby and by the most recent Preliminary Prospectus or the Prospectus, and nothing came to their attention that caused them to believe that the comparable financial information included or incorporated by reference in the most recent

Preliminary Prospectus or the Prospectus has not been properly compiled and that the pro forma adjustments, if any, have not been properly applied to the historical amounts in the compilation of the comparable financial information; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts), numerical data and other financial information contained in the most recent Preliminary Prospectus or the Prospectus (in each case to the extent that such dollar amounts, percentages, numerical data and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages, numerical data and other financial information to be in agreement with such results except as otherwise specified in such letter.

(c) The Representatives shall have received a letter, addressed to the Underwriters, dated the Closing Date, from E&Y which meets the requirements of subsection (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Notes; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on the United States, outbreak or escalation of major hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes.

(e) The Representatives shall have received from Shearman & Sterling LLP, counsel for the Company, an opinion and 10b-5 letter, addressed to the Underwriters, dated the Closing Date substantially in the form of Exhibits B and C hereto, respectively.

(f) The Representatives shall have received from Thomas S. Moffatt, Vice President, Assistant Corporate Secretary and Assistant General Counsel of the Company, an opinion, addressed to the Underwriters, dated the Closing Date substantially in the form of Exhibit D hereto.

(g) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel to the Underwriters, such opinion or opinions, addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representatives, with respect to the Notes, Indenture, Registration Statement, Prospectus and Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(h) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and the principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct, (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for any such purpose have been initiated or threatened and (iv) subsequent to the dates of the most recent financial statements in the most recent Preliminary Prospectus and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, other than those set forth in or contemplated by the most recent Preliminary Prospectus and the Prospectus or as described in such certificate.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter or such person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or the Disclosure Package, each as amended or supplemented, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, Free Writing Prospectus, the Prospectus and the Disclosure Package, in the light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that the Company will not be liable under this Section 7(a) in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein (which information is specified in Section 12 hereof). The foregoing indemnity agreement shall not inure to the benefit of any Underwriter if (i) such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, (ii) the Company informed the Representatives of such untrue statement or alleged untrue statement or omission or alleged omission prior to the Applicable Time, (iii) such untrue statement or alleged untrue statement or omission or alleged omission was corrected in an amended or supplemented Preliminary Prospectus (or, where permitted by law, an Issuer Free Writing Prospectus) and such corrected Preliminary Prospectus (or Issuer Free Writing Prospectus) was provided to the Underwriters such that the Underwriters had a reasonably sufficient amount of time prior to the Applicable Time to deliver such corrected Preliminary Prospectus (or Issuer Free Writing Prospectus) to the persons to whom the Underwriters are selling the Notes, (iv) the timely delivery of such corrected Preliminary Prospectus (or Issuer Free Writing Prospectus) to such person prior to the Applicable Time would have constituted a complete defense to the losses, claims, damages and liabilities asserted by such person and (v) such corrected Preliminary Prospectus (or Issuer Free Writing Prospectus) was not sent or given by or on behalf of such Underwriter to such person prior to the Applicable Time.

(b) Each Underwriter severally, but not jointly, will indemnify and hold harmless the Company, its directors, officers and affiliates and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any loss, claim, damage or liability (or any action in respect thereof) to which the Company or such person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, each as amended or supplemented, or any Issuer Free Writing Prospectus, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, Free Writing Prospectus, the Prospectus and the Disclosure Package, in the light of the circumstances under which they were made) not misleading, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that such indemnification or reimbursement will be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, specifically for use therein (which information is specified in Section 12 hereof).

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

8. Substitution of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Notes hereunder and the aggregate principal amount of the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, the Representatives may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Notes and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 7. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Termination. Until the Closing Date, this Agreement may be terminated by the Representatives on behalf of the Underwriters by giving notice as hereinafter provided to the Company if (i) the Company will have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any of the events described in Sections 6(d) of this Agreement, shall have occurred, or (iii) any other condition to the Underwriters’ obligations hereunder is not fulfilled. Any termination of this Agreement pursuant to this Section 9 will be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(e) and 7 hereof.

Any notice referred to above may be given at the address specified in Section 11 of this Agreement in writing or by telegraph or telephone, and if by telegraph or telephone, will be immediately confirmed in writing.

10. Survival of Certain Provisions. The agreements contained in Section 7 of this Agreement and the representations, warranties and agreements of the Company contained in Sections 1 and 4 of this Agreement will survive the delivery of the Notes to the Underwriters hereunder and will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

11. Notices. Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice will be in writing by mail, telex or facsimile transmission addressed to the Company at One CVS Drive, Woonsocket, Rhode Island 02895, facsimile number (401) 765-7887, Attention: General Counsel, and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice will be in writing by mail, telex or facsimile transmission addressed to the Representatives in care of Barclays Capital Inc., 745 Seventh Ave, New York, New York 10019, facsimile number (646) 834-8133, Attention: Syndicate Registration, BNY Mellon Capital Markets, LLC, 101 Barclay Street, New York, NY 10286, facsimile number 212-815-6403, Attention: Michael Palma, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, facsimile number (212) 834-6081, Attention: Investment Grade Syndicate Desk, and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, facsimile number (704)-410-0326, Attention: Transaction Management. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

12. Information Furnished by Underwriters. The Underwriters severally confirm that the names of each of the Underwriters under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus, the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus, and the statements in the first two paragraphs of the subsection entitled “Price Stabilization, Short Positions and Penalty Bids,” constitute the only written information furnished to the Company by the Representatives on behalf of the Underwriters, referred to in Sections 1(e), 1(f), 1(g), 7(a) and 7(b) of this Agreement.

13. Nature of Relationship. The Company acknowledges and agrees that in connection with the offering and the sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, experts or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely a commercial relationship, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Parties. This Agreement will inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as specifically provided in Section 7 of this Agreement. Nothing in this Agreement will be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15. Definition of “Business Day”. For purposes of this Agreement, “Business Day” means any day on which the New York Stock Exchange is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City.

16. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which will constitute an original and all of which together will constitute one and the same agreement.

Please confirm, by signing and returning to us two counterparts of this Agreement, that the foregoing correctly sets forth the Agreement between the Company and the several Underwriters.

Very truly yours,

CVS HEALTH CORPORATION

By:	/s/ Carol A. DeNale
	Name:	Carol A. DeNale
	Title:	Senior Vice President & Treasurer

Signature Page to Underwriting Agreement

Confirmed and accepted as of the date first above mentioned

BARCLAYS CAPITAL INC.

By:	/s/ Marco Valla
	Name:	Marco Valla
	Title:	Managing Director

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Philip Benedict
	Name:	Philip Benedict
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ John Hines
	Name:	John Hines
	Title:	Managing Director

As Representatives and on behalf of the several Underwriters named in Schedule I hereto

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters	Principal Amount of the 2018 Notes to be purchased	Principal Amount of the 2020 Notes to be purchased	Principal Amount of the 2022 Notes to be purchased
BARCLAYS CAPITAL INC.	$747,000,000	$913,000,000	$498,000,000
BNY MELLON CAPITAL MARKETS, LLC	247,500,000	302,500,000	165,000,000
J.P. MORGAN SECURITIES LLC	247,500,000	302,500,000	165,000,000
WELLS FARGO SECURITIES, LLC	247,500,000	302,500,000	165,000,000
MITSUBISHI UFJ SECURITIES (USA), INC.	90,450,000	110,550,000	60,300,000
MIZUHO SECURITIES USA INC.	90,450,000	110,550,000	60,300,000
RBC CAPITAL MARKETS, LLC	90,450,000	110,550,000	60,300,000
SUNTRUST ROBINSON HUMPHREY, INC.	90,450,000	110,550,000	60,300,000
U.S. BANCORP INVESTMENTS, INC.	90,450,000	110,550,000	60,300,000
FIFTH THIRD SECURITIES, INC.	45,000,000	55,000,000	30,000,000
KEYBANC CAPITAL MARKETS INC.	45,000,000	55,000,000	30,000,000
PNC CAPITAL MARKETS LLC	45,000,000	55,000,000	30,000,000
SANTANDER INVESTMENT SECURITIES INC.	45,000,000	55,000,000	30,000,000
SMBC NIKKO SECURITIES AMERICA, INC.	45,000,000	55,000,000	30,000,000
LOOP CAPITAL MARKETS LLC	24,750,000	30,250,000	16,500,000
BB&T CAPITAL MARKETS, A DIVISION OF BB&T SECURITIES, LLC	18,000,000	22,000,000	12,000,000
TD SECURITIES (USA) LLC	18,000,000	22,000,000	12,000,000
CAPITAL ONE SECURITIES, INC.	11,250,000	13,750,000	7,500,000
REGIONS SECURITIES LLC	11,250,000	13,750,000	7,500,000
Total	$2,250,000,000	$2,750,000,000	$1,500,000,000

Underwriters	Principal Amount of the 2025 Notes to be purchased	Principal Amount of the 2035 Notes to be purchased	Principal Amount of the 2045 Notes to be purchased
BARCLAYS CAPITAL INC.	$996,000,000	$664,000,000	$1,162,000,000
BNY MELLON CAPITAL MARKETS, LLC	330,000,000	220,000,000	385,000,000
J.P. MORGAN SECURITIES LLC	330,000,000	220,000,000	385,000,000
WELLS FARGO SECURITIES, LLC	330,000,000	220,000,000	385,000,000
MITSUBISHI UFJ SECURITIES (USA), INC.	120,600,000	80,400,000	140,700,000
MIZUHO SECURITIES USA INC.	120,600,000	80,400,000	140,700,000
RBC CAPITAL MARKETS, LLC	120,600,000	80,400,000	140,700,000
SUNTRUST ROBINSON HUMPHREY, INC.	120,600,000	80,400,000	140,700,000
U.S. BANCORP INVESTMENTS, INC.	120,600,000	80,400,000	140,700,000
FIFTH THIRD SECURITIES, INC.	60,000,000	40,000,000	70,000,000
KEYBANC CAPITAL MARKETS INC.	60,000,000	40,000,000	70,000,000
PNC CAPITAL MARKETS LLC	60,000,000	40,000,000	70,000,000
SANTANDER INVESTMENT SECURITIES INC.	60,000,000	40,000,000	70,000,000
SMBC NIKKO SECURITIES AMERICA, INC.	60,000,000	40,000,000	70,000,000
LOOP CAPITAL MARKETS LLC	33,000,000	22,000,000	38,500,000
BB&T CAPITAL MARKETS, A DIVISION OF BB&T SECURITIES, LLC	24,000,000	16,000,000	28,000,000
TD SECURITIES (USA) LLC	24,000,000	16,000,000	28,000,000
CAPITAL ONE SECURITIES, INC.	15,000,000	10,000,000	17,500,000
REGIONS SECURITIES LLC	15,000,000	10,000,000	17,500,000
Total	$3,000,000,000	$2,000,000,000	$3,500,000,000

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

•	Final Term Sheet, dated July 13, 2015, relating to the Notes, as filed pursuant to Rule 433 under the Securities Act and attached as Schedule III hereto.

SCHEDULE III

PRICING TERM SHEET

Dated July 13, 2015

CVS HEALTH CORPORATION

Issuer:	CVS Health Corporation (“CVS”)

Description of Securities:	$2,250,000,000 1.900% Senior Notes due 2018 (“2018 Notes”)
$2,750,000,000 2.800% Senior Notes due 2020 (“2020 Notes”)
$1,500,000,000 3.500% Senior Notes due 2022 (“2022 Notes”)
$3,000,000,000 3.875% Senior Notes due 2025 (“2025 Notes”)
$2,000,000,000 4.875% Senior Notes due 2035 (“2035 Notes”)
$3,500,000,000 5.125% Senior Notes due 2045 (“2045 Notes” and collectively, the “Notes”)

Settlement Date:	July 20, 2015 (T+5)[1]

Maturity Date:	July 20, 2018 for the 2018 Notes
July 20, 2020 for the 2020 Notes
July 20, 2022 for the 2022 Notes
July 20, 2025 for the 2025 Notes
July 20, 2035 for the 2035 Notes
July 20, 2045 for the 2045 Notes

Issue Price:	99.930% of principal amount for the 2018 Notes
99.926% of principal amount for the 2020 Notes
99.957% of principal amount for the 2022 Notes
98.994% of principal amount for the 2025 Notes
98.443% of principal amount for the 2035 Notes
99.635% of principal amount for the 2045 Notes

Coupon:	1.900% for the 2018 Notes
2.800% for the 2020 Notes
3.500% for the 2022 Notes
3.875% for the 2025 Notes
4.875% for the 2035 Notes
5.125% for the 2045 Notes

Benchmark Treasury:	2018 Notes: 0.875% UST due July 15, 2018
2020 Notes: 1.625% UST due June 30, 2020
2022 Notes: 2.125% UST due June 30, 2022
2025 Notes: 2.125% UST due May 15, 2025
2035 Notes: 2.500% UST due February 15, 2045
2045 Notes: 2.500% UST due February 15, 2045

Benchmark Treasury Price & Yield:	2018 Notes: 99-13 1/4; 1.074%
2020 Notes: 99-18 1/4; 1.716%
2022 Notes: 99-25+; 2.157%
2025 Notes: 97-06; 2.448%
2035 Notes: 85-26 1/4; 3.249%
2045 Notes: 85-26 1/4; 3.249%

[1]	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the pricing date or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

Spread to Benchmark Treasury:	2018 Notes: +85 basis points (0.85%)
2020 Notes: +110 basis points (1.10%)
2022 Notes: +135 basis points (1.35%)
2025 Notes: +155 basis points (1.55%)
2035 Notes: +175 basis points (1.75%)
2045 Notes: +190 basis points (1.90%)

Yield to Maturity:	2018 Notes: 1.924%
2020 Notes: 2.816%
2022 Notes: 3.507%
2025 Notes: 3.998%
2035 Notes: 4.999%
2045 Notes: 5.149%

Interest Payment Dates:	Semi-annually on January 20 and July 20, commencing on January 20, 2016.

Optional Redemption Provisions:	2018 Notes: Prior to the maturity date, make-whole call at any time at the greater of 100% or discounted present value at Treasury Yield plus 15 basis points.

2020 Notes: Prior to one month before the maturity date, make-whole call at any time at the greater of 100% or discounted present value at Treasury Yield plus 20 basis points. On or thereafter redeemable at 100%.

2022 Notes: Prior to two months before the maturity date, make-whole call at any time at the greater of 100% or discounted present value at Treasury Yield plus 25 basis points. On or thereafter redeemable at 100%.

2025 Notes: Prior to three months before the maturity date, make-whole call at any time at the greater of 100% or discounted present value at Treasury Yield plus 25 basis points. On or thereafter redeemable at 100%.

2035 Notes: Prior to six months before the maturity date, make-whole call at any time at the greater of 100% or discounted present value at Treasury Yield plus 30 basis points. On or thereafter redeemable at 100%.

2045 Notes: Prior to six months before the maturity date, make-whole call at any time at the greater of 100% or discounted present value at Treasury Yield plus 30 basis points. On or thereafter redeemable at 100%.

Special Mandatory Redemption:	The Notes, other than the 2025 Notes, are subject to the special mandatory redemption as described in the Preliminary Prospectus Supplement dated July 13, 2015 (the “Preliminary Prospectus Supplement”).

Joint Book-Running Managers:	BARCLAYS CAPITAL INC.
BNY MELLON CAPITAL MARKETS, LLC
J.P. MORGAN SECURITIES LLC
WELLS FARGO SECURITIES, LLC

Co-Managers:	MITSUBISHI UFJ SECURITIES (USA), INC.
MIZUHO SECURITIES USA INC.
RBC CAPITAL MARKETS, LLC
SUNTRUST ROBINSON HUMPHREY, INC.

U.S. BANCORP INVESTMENTS, INC.
FIFTH THIRD SECURITIES, INC.
KEYBANC CAPITAL MARKETS INC.
PNC CAPITAL MARKETS LLC
SANTANDER INVESTMENT SECURITIES INC.
SMBC NIKKO SECURITIES AMERICA, INC.
LOOP CAPITAL MARKETS LLC
BB&T CAPITAL MARKETS, A DIVISION OF BB&T SECURITIES, LLC
TD SECURITIES (USA) LLC
CAPITAL ONE SECURITIES, INC.
REGIONS SECURITIES LLC

CUSIP Number:	2018 Notes: 126650 CH1
2020 Notes: 126650 CJ7
2022 Notes: 126650 CK4
2025 Notes: 126650 CL2
2035 Notes: 126650 CM0
2045 Notes: 126650 CN8

Ratings*:	Baa1 / BBB+ (Moody’s / S&P)

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Changes to Preliminary Prospectus Supplement

The definition of “Fitch” in the “Description of the Notes—Change of Control” on page S-20 of the Preliminary Prospectus Supplement is deleted in its entirety.

The definition of “Investment Grade Rating” in the “Description of the Notes—Change of Control” on page S-20 of the Preliminary Prospectus Supplement is replaced in its entirety with the following definition.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

The definition of “Rating Agencies” in the “Description of the Notes—Change of Control” on page S-20 of the Preliminary Prospectus Supplement is replaced in its entirety with the following definition.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 3(a)(62) under the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

Capitalized terms used but not defined herein have the meanings given to them in the Preliminary Prospectus Supplement dated July 13, 2015.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling toll-free 1-888-603-5847, BNY Mellon Capital Markets, LLC by calling toll-free 1-800-269-6864, J.P. Morgan Securities LLC by calling 1-212-834-4533, or Wells Fargo Securities, LLC by calling toll-free 1-800-645-3751.

EXHIBIT A

SIGNIFICANT SUBSIDIARIES

As used in the Underwriting Agreement, the “Significant Subsidiaries” of the Company are as follows:

Name	Jurisdiction of Organization	% Owned	Liens/Encumbrances

CVS Pharmacy, Inc.	Rhode Island	100%	None
Caremark, L.L.C.	California	100%	None
CaremarkPCS Health, L.L.C.	Delaware	100%	None
CVS Caremark Part D Services, L.L.C.	Delaware	100%	None
SilverScript Insurance Company	Tennessee	100%	None